Exhibit 99.1
Pinnacle Airlines Reports Fourth Quarter 2006 Financial Results
MEMPHIS, TN — February 27, 2007 — Pinnacle Airlines Corp. (NASDAQ: PNCL) (“Pinnacle” or the “Company”) today reported fourth quarter 2006 earnings per fully diluted share (“EPS”) of $1.67, as compared to EPS of $0.45 during the fourth quarter of 2005. Net income during the fourth quarter of 2006 was positively impacted by an after-tax benefit of $26.1 million, or $1.18 per share, associated with the settlement with Northwest Airlines (“Northwest”) and the related revaluation of the Company’s reserve for items owed by Northwest. Net income was also affected by a $1.5 million charge, or $0.07 per share, to increase the Company’s reserve related to uncertain tax positions. Excluding these two items, Pinnacle’s net income and EPS for the fourth quarter 2006 would have been $12.3 million and $0.56, respectively. Net income and EPS for the fourth quarter 2005 was $13.2 million and $0.60, excluding charges related to the bankruptcy filings of Northwest and Mesaba Aviation, Inc. (“Mesaba”).
For the full year 2006, Pinnacle reported net income of $77.8 million, as compared to $25.7 million for 2005. EPS for 2006 was $3.54, $2.37 higher than 2005 EPS of $1.17. The 2006 full year results include an after-tax benefit of $27.4 million, or $1.25 per share, for items associated with the bankruptcy filings of Northwest and Mesaba, a charge of $1.5 million, or $0.07 per share, to increase the Company’s reserve related to uncertain tax positions, and a one-time, non-cash, after-tax charge of $0.8 million, or $0.04 per share, related to the previously unrecorded obligation for pilot post-retirement health care benefits that was recorded during the second quarter of 2006. Excluding the impact of these items, Pinnacle’s net income for 2006 was $52.7 million, or $2.40 per share. Net income and EPS for 2005, excluding charges related to Northwest’s and Mesaba’s bankruptcy filings, was $52.2 million and $2.38, respectively.
During and subsequent to the fourth quarter of 2006, Pinnacle completed several major transactions that dramatically improved the Company’s competitive and financial prospects. These items included the following:
•	An Amended and Restated Airline Services Agreement (the “Amended ASA”) between Pinnacle and Northwest, which eliminates restrictions for Pinnacle’s wholly owned subsidiary, Pinnacle Airlines, Inc., to fly for other major carriers, adds 17 CRJ-200 aircraft to Pinnacle Airlines’ fleet, provides for an unsecured claim in Northwest’s bankruptcy case of at least $335 million, and supplies Northwest with new competitive economics. The Amended ASA and related documents were entered into in December 2006, effective as of January 1, 2007 and confirmed in Northwest’s bankruptcy proceedings in January 2007.

•	The sale of $335 million of Pinnacle’s unsecured claim against Northwest in January 2007 for net proceeds of $283 million, significantly strengthening Pinnacle’s balance sheet and liquidity.

•	The acquisition of Colgan Air, Inc. (“Colgan”) during January 2007 for a purchase price of $20 million. Colgan operates 51 regional aircraft on behalf of Continental Airlines, United Airlines, and US Airways. Colgan provides revenue diversification for Pinnacle and a new platform for growth in turbo-prop aircraft.

•	A new capacity purchase agreement with Continental Airlines that provides for Colgan to operate 15 Bombardier Q400 regional aircraft for Continental at its New York City hub at Newark Liberty International airport. The Q400 aircraft will be delivered from December 2007 to June 2008.
Additional information about these significant events can be found in Pinnacle’s recent filings with the Securities and Exchange Commission. These filings can also be found at Pinnacle’s new web site, www.pncl.com.
“The outstanding operational performance by our People during 2006 is one of the primary reasons for our recent successes,” said Philip H. Trenary, Pinnacle’s President and Chief Executive Officer. “We welcome the People of Colgan Air, who also share the same commitment for operational excellence. We now have two competitive regional airline operating units that will lead the industry with low cost structures and superior operational performance.”

“With the sale of our Northwest claim, the acquisition of Colgan Air, and the expansion of Colgan’s relationship with Continental Airlines, we now have a strong balance sheet and revenue diversification to match our industry-leading operating performance,” said Peter Hunt, Pinnacle’s Chief Financial Officer. “We believe these investments provide the prospects for long-term profitable growth for our shareholders.”
For the three months ended December 31, 2006, Pinnacle recorded operating revenue of $204.5 million, a decrease of $8.5 million, or 4%, over the same period in 2005. The Company’s Pinnacle Airlines unit completed 104,566 block hours and 63,060 cycles, a decrease and an increase of 2%, respectively, over the same periods in 2005. The decrease in revenue and block hours was primarily attributable to the removal of 15 CRJ aircraft from Pinnacle Airlines’ operating fleet in November 2005. Pinnacle Airlines operated an average of 124 aircraft throughout the fourth quarter of 2006, as compared to an average of 129 aircraft during the fourth quarter of 2005. The increase in cycles is due to the 5% decrease in the average length of Pinnacle’s flights from 493 to 469 miles.
Operating income for the fourth quarter 2006 was $61.0 million, or $19.6 million excluding the $41.4 million benefit associated with the changes in reserves related to Northwest receivables. Pinnacle’s operating margin for the three months ended December 31, 2006 was 29.8%. Excluding the previously mentioned benefit, Pinnacle’s margin for the quarter would have been 9.6%. Operating margin for the fourth quarter 2005 was 10.4% excluding certain nonrecurring charges. The 12% decrease in operating income and the decrease of 0.8 points in operating margin, both excluding bankruptcy-related items, were primarily attributable to costs associated with initiating ground handling operations in thirteen cities transitioned from Northwest during the quarter, increased pilot labor costs resulting from a decrease in pilot utilization, and additional year-end management incentive compensation costs. Pinnacle expects that its first quarter 2007 operating income will also be negatively impacted by additional ground handling transition costs and by pilot labor and training costs associated with the addition of 15 CRJ-200 aircraft during the quarter.
For the twelve months ended December 31, 2006, Pinnacle recorded operating revenue of $824.6 million, a decrease of $17.0 million, or 2%, over the same period in 2005. For the twelve months ended December 31, 2006, the Company’s Pinnacle Airlines unit completed 415,069 block hours and 251,091 cycles, a decrease of 4% and an increase of 1%, respectively, over the same periods in 2005. While block hours decreased due to the decrease in fleet size, cycles increased due to a 6% decrease in the average length of Pinnacle’s flights from 500 to 470 miles.
Operating income for the full year 2006 was $127.5 million, or $85.3 million excluding the $43.6 million benefit associated with the previously mentioned nonrecurring items and the $1.3 million charge related to pilot post-retirement benefits. Pinnacle’s operating margin for 2006 was 15.5%. Excluding the nonrecurring items, Pinnacle’s margin for 2006 would have been 10.3%. Operating income for 2005 was $26.9 million, or $86.5 million excluding the $59.6 million charge related to the bankruptcies of Northwest and Mesaba. Operating margin for 2005 was 3.2% or 10.3% excluding those charges.
Pinnacle is currently under Internal Revenue Service (“IRS”) review for the tax years 2003, 2004 and 2005. As a result, Pinnacle recorded an increase in income tax expense of $1.5 million in the fourth quarter of 2006 to reserve certain items under review. This charge decreased EPS by $0.07 for the fourth quarter and full year 2006. The IRS review is ongoing, and the IRS may propose adjustments that could be material to Pinnacle’s future financial results.
Pinnacle ended the quarter with cash and short-term investments totaling $73.4 million. Because December 31, 2006 occurred on a Saturday, this total did not include Pinnacle’s normal month-end payment of $31.9 million, which was received from Northwest on January 2, 2007. After the sale of Pinnacle’s $335 million Northwest claim, Pinnacle ended January 2007 with $374.8 million in cash and short-term investments.
Non-GAAP Disclosures
This release and certain tables accompanying this release include certain financial information not prepared in accordance with generally accepted accounting principles (“GAAP”), regarding operating income, operating margin, net income and EPS for the three and twelve months ended December 31, 2006 and 2005 excluding the increases and decreases in losses associated with the bankruptcy filings of Northwest and Mesaba, the increase the Company’s reserve related to uncertain tax positions and the nonrecurring gain on repurchase of the note payable with Northwest. Pinnacle believes that this information is useful to investors as it indicates more clearly Pinnacle’s comparative year-to-year results. None of this information should be considered a substitute for any measures prepared in accordance with GAAP. Pinnacle has included its reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures in the accompanying schedules.
About Pinnacle
Pinnacle Airlines Corp., an airline holding company, is the parent company of Pinnacle Airlines, Inc. and Colgan Air, Inc. Pinnacle Airlines, Inc. operates under the name Northwest Airlink and operates 129 Canadair Regional Jets in the United States and Canada. Colgan Air, Inc. operates as Continental Connection, United Express and US Airways Express. Colgan Air operates a fleet of 40 Saab 340 and 11 Beech 1900 turbo-prop regional airliners.
Forward-Looking Statements
This press release contains various forward-looking statements that are based on management’s beliefs, as well as assumptions made by and information currently available to management. Although Pinnacle believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our web-site or online from the Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. Pinnacle does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.
For further information, please contact Philip Reed, at (901) 348-4257, or visit our Web site at www.pncl.com.
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Pinnacle Airlines Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended
	December 31,
	2006	2005

Operating revenues
Regional airline services	$202,144	$210,584
Other	2,376	2,447

Total operating revenues	204,520	213,031

Operating expenses
Salaries, wages and benefits	37,248	34,613
Aircraft fuel	27,650	28,006
Aircraft maintenance, materials and repairs	8,161	8,319
Aircraft rentals	66,031	71,282
Other rentals and landing fees	9,181	10,304
Ground handling services	21,603	23,284
Depreciation	1,053	998
Other	14,027	14,107
Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba	(41,399)	5,685

Total operating expenses	143,555	196,598

Operating income	60,965	16,433

Operating income as a percentage of operating revenues	29.8%	7.7%

Nonoperating (expense) income:
Interest expense	(1,429)	(1,086)
Interest income	760	—
Miscellaneous income, net	13	17

Total nonoperating expense	(656)	(1,069)

Income before income taxes	60,309	15,364
Income tax expense	23,534	5,402

Net income	$36,775	$9,962

Basic earnings per share	$1.68	$0.45

Diluted earnings per share	$1.67	$0.45

Shares used in computing basic earnings per share	21,945	21,934

Shares used in computing diluted earnings per share	22,022	21,934

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Twelve Months Ended
	December 31,
	2006	2005
	(Unaudited)
Operating revenues
Regional airline services	$816,787	$833,125
Other	7,836	8,480

Total operating revenues	824,623	841,605

Operating expenses
Salaries, wages and benefits	141,835	134,277
Aircraft fuel	109,224	112,666
Aircraft maintenance, materials and repairs	35,110	31,865
Aircraft rentals	264,124	277,914
Other rentals and landing fees	43,135	42,972
Ground handling services	87,390	92,689
Depreciation	3,985	4,017
Other	55,843	58,677
Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba	(43,571)	59,599

Total operating expenses	697,075	814,676

Operating income	127,548	26,929

Operating income as a percentage of operating revenues	15.5%	3.2%

Nonoperating (expense) income:
Interest expense	(5,578)	(4,772)
Interest income	2,548	1,239
Miscellaneous income, net	82	15
Gain on extinguishment of debt	—	18,000

Total nonoperating (expense) income	(2,948)	14,482

Income before income taxes	124,600	41,411
Income tax expense	46,801	15,713

Net income	$77,799	$25,698

Basic earnings per share	$3.55	$1.17

Diluted earnings per share	$3.54	$1.17

Shares used in computing basic earnings per share	21,945	21,913

Shares used in computing diluted earnings per share	21,974	21,932

Pinnacle Airlines Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	December 31,
	2006	2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$705	$31,567
Short-term investments	72,700	44,160
Receivables, net of allowance	100,925	29,569
Spare parts and supplies, net	8,061	6,368
Prepaid expenses and other assets	15,003	5,637
Deferred income taxes, net of allowance	—	9,146

Total current assets	197,394	126,447

Property and equipment
Aircraft rotable spares	38,436	39,362
Other property and equipment	22,322	19,209
Office furniture and fixtures	2,148	2,002

	62,906	60,573
Less accumulated depreciation	(21,921)	(18,038)

Net property and equipment	40,985	42,535
Other assets, primarily aircraft deposits	27,262	22,765
Debt issuance costs, net	3,978	4,198
Contractual rights under airline services agreement, net	13,232	14,435
Goodwill, net	18,422	18,422

Total assets	$301,273	$228,802

Pinnacle Airlines Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	December 31,
	2006	2005
	(Unaudited)
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$18,201	$12,945
Accrued expenses	26,190	25,160
Line of credit with First Tennessee	—	17,000
Income taxes payable	16,658	17,756
Deferred income tax	6,815	—
Other current liabilities	5,980	7,161

Total current liabilities	73,844	80,022
Deferred income taxes	7,112	7,426
Other liabilities	2,296	1,736
Senior convertible notes	121,000	121,000

Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.01 per share; 1,000,000 shares authorized, no shares issued	—	—
Series A preferred stock, stated value $100 per share; one share authorized and issued	—	—
Series common stock, par value $0.01 per share; 5,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized, 22,080,585 and 21,945,260 shares issued in 2006 and 2005, respectively	221	219
Additional paid-in capital	86,152	85,550
Accumulated earnings (deficiency)	10,648	(67,151)

Total stockholders’ equity	97,021	18,618

Total liabilities and stockholders’ equity	$301,273	$228,802

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended
	December 31,
	2006	2005
	(Unaudited)
Cash provided by operating activities	$21,101	$27,284
Cash used in investing activities	(34,963)	(57,237)
Cash (used in) provided by financing activities	(17,000)	26,608

Net decrease in cash and cash equivalents	(30,862)	(3,345)
Cash and cash equivalents at beginning of period	31,567	34,912

Cash and cash equivalents at end of period	$705	$31,567

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)

	Three Months Ended December 31,
	2006	2005	% Increase
			(Decrease)
Operating Income:	(in thousands, except per share data)
Operating income in accordance with GAAP	$60,965	$16,433	271%
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba	(41,399)	5,685	(828)%

Non-GAAP operating income	$19,566	$22,118	(12)%

Operating Margin:
Operating margin in accordance with GAAP	29.8%	7.7%	22.1 pts
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba	(20.2)%	2.7%	(22.9) pts.

Non-GAAP operating margin	9.6%	10.4%	(0.8) pts.

Net Income:
Net income in accordance with GAAP	$36,775	$9,962	269%
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba, net of related tax	(26,052)	3,244	(903)%
Add: Provision for uncertain tax positions identified in connection with IRS review	1,542	—	100%

Non-GAAP net income	$12,265	$13,206	(7)%

Diluted EPS:
Diluted EPS in accordance with GAAP	$1.67	$0.45	271%
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba, net of related tax	(1.18)	0.15	(889)%
Add: Provision for uncertain tax positions identified in connection with IRS review	0.07	—	100%

Non-GAAP diluted EPS	$0.56	$0.60	(7)%

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)

	Twelve Months Ended December 31,
	2006	2005	% Increase
			(Decrease)
	(in thousands, except per share data)
Operating Income:
Operating income in accordance with GAAP	$127,548	$26,929	374%
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba	(43,571)	59,599	173%
Add: Pilot post-retirement liability	1,300	—	100%

Non-GAAP operating income	$85,277	$86,528	(1)%

Operating Margin:
Operating margin in accordance with GAAP	15.5%	3.2%	12.3 pts.
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba	(5.3)%	7.1%	(12.4) pts.
Add: Pilot post-retirement liability	0.1%	—	0.1 pts.

Non-GAAP operating margin	10.3%	10.3%	0.0 pts.

Net Income:
Net income in accordance with GAAP	$77,799	$25,698	203%
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba, net of related tax	(27,417)	37,763	(173)%
Add: Provision for uncertain tax positions identified in connection with IRS review	1,542	—	100%
Add: Pilot post-retirement liability	812	—	100%
Deduct: Gain on repurchase of debt, net of related tax	—	(11,302)	(100)%

Non-GAAP net income	$52,736	$52,159	1%

Diluted EPS:
Diluted EPS in accordance with GAAP	$3.54	$1.17	203%
Add: Provision for (decreases) increases in losses associated with bankruptcy filings of Northwest and Mesaba, net of related tax	(1.25)	1.73	(172)%
Add: Provision for uncertain tax positions identified in connection with IRS review	0.07	—	100%
Add: Pilot post-retirement liability	0.04	—	100%
Deduct: Gain on repurchase of debt, net of related tax	—	(0.52)	(100)%

Non-GAAP diluted EPS	$2.40	$2.38	1%

Pinnacle Airlines Corp.
Operating Statistics (Unaudited)

	Three Months Ended December 31,
	2006	2005	Change
Other Data for Pinnacle Airlines, Inc.:
Revenue passengers (in thousands)	2,303	2,134	8%
Revenue passenger miles (in thousands) (1)	1,094,815	1,064,392	3%
Available seat miles (in thousands)	1,467,479	1,406,272	4%
Passenger load factor (2)	74.6%	75.7%	(1)%
Operating revenue per available seat mile (in cents)	13.94	15.15	(8)%
Operating costs per available seat mile (in cents)	9.78	13.98	(30)%
Operating revenue per block hour	$1,956	$1,989	(2)%
Operating costs per block hour	$1,373	$1,836	(25)%
Block hours	104,566	107,098	(2)%
Cycles	63,060	62,074	2%
Average daily utilization (block hours)	9.17	8.69	5%
Average stage length (miles)	469	493	(5)%
Number of operating aircraft (end of period)	124	124	0%
Employees (end of period)	3,860	3,436	12%

	Twelve Months Ended December 31,
	2006	2005	Change
Other Data for Pinnacle Airlines, Inc.:
Revenue passengers (in thousands)	8,988	8,105	11%
Revenue passenger miles (in thousands) (1)	4,288,531	4,129,039	4%
Available seat miles (in thousands)	5,640,629	5,732,773	(2)%
Passenger load factor (2)	76.0%	72.0%	4%
Operating revenue per available seat mile (in cents)	14.62	14.68	0%
Operating costs per available seat mile (in cents)	12.36	14.21	(13)%
Operating revenue per block hour	$1,987	$1,944	2%
Operating costs per block hour	$1,679	$1,882	(11)%
Block hours	415,069	432,900	(4)%
Cycles	251,091	249,262	1%
Average daily utilization (block hours)	9.17	9.07	1%
Average stage length (miles)	470	500	(6)%
Number of operating aircraft (end of period)	124	124	0%
Employees (end of period)	3,860	3,436	12%

(1)	Revenue passenger miles represents the number of miles flown by revenue passengers.

(2)	Passenger load factor equals revenue passenger miles divided by available seat miles.